CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-6 (File No. 33-37442) ("the Registration Statemenet") of our report dated December 20, 2004, relating to the financial statements of Templeton Capital Accumulation Plans I for the Accumulation of Shares of Templeton Capital Accumulator Fund and our report dated November 19, 2004 relating to the financial statements of Franklin/Templeton Distributors, Inc. and Subsidiaries which appears in such Registration Statements.

/s/PRICEWATERHOUSECOOPERS LLP

San Francisco, California
December 28, 2004